UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):               November 9, 2005

                       TEMPORARY FINANCIAL SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Washington                      333-60326               91-2079472
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)

200 North Mullan Road, Suite 213, Spokane, Washington              99223
--------------------------------------------------------------------------------
Address of principal executive offices                            Zip Code

Registrant's telephone number, including area code: 509-340-0273

                                      N.A.
--------------------------------------------------------------------------------
         (Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      On November 9, 2005 (the "Closing Date"), Temporary Financial Services, Inc. ("TPFS") entered into a definitive Asset Purchase Agreement (the "Agreement") to acquire the assets of Command Staffing, LLC ("Command") and Harborview Software, Inc. ("Harborview"). Command is a franchisor of temporary staffing stores. Harborview is an affiliated company providing the software used by franchisees in the operations of the temporary staffing stores.

      The parties to the Agreement include TPFS, Command, Harborview, and the members of Command, including Dwight Enget, Jerry Smith, John Coghlan, Tom Gilbert, Myron Thompson, Kevin Semerad, Glenn Welstad, and Ron Junck (collectively the "Members"). In addition, John Coghlan is a party to the Agreement for the purpose of implementing terms of a voting agreement.

      John Coghlan is an officer, director and controlling shareholder of TPFS, and also owns 5.94% of Command. Glenn Welstad and Ron Junck own 54.68% and 11.14% of Command, respectively, and collectively own 100% of Harborview.

      Under the terms of the Agreement, TPFS issued 3,745,493 shares of common stock, $0.001 par value per share (the "Common Stock") for the assets of Command and 2,809,120 shares of Common Stock for the assets of Harborview. Following the Closing Date, TPFS has 10,066,013 shares of Common Stock issued and outstanding, and the Members of Command and Harborview control an aggregate of 65% of the shares outstanding. In addition to the Common Stock issued for the Command and Harborview assets, the Agreement calls for reservation of 144,808 shares of Common Stock for use as incentives. The incentive shares are issuable at the discretion of the Board of Directors of TPFS following the Closing Date. The Agreement further provides for the reservation of up to 13,198,512 shares of Common Stock as consideration for acquiring the assets of approximately 70 temporary staffing stores at the time of a second closing (the "Second Closing"). If all shares set aside in the Agreement are issued, there will be 23,409,333 shares of Common Stock issued and outstanding, including the shares issued on the Closing Date.

      TPFS also assumed the operating liabilities of Command and Harborview. In addition, the Agreement required the following conditions to be satisfied:

      o     the resignation of two of the directors of TPFS;

      o     resignation of all of the officers of TPFS;

      o     expansion of the Board of Directors of TPFS to nine members;

      o     appointment of seven new board members;

      o     appointment of new officers; and

      o     a change of the name of TPFS to Command Center, Inc.

      Following the Closing Date, the Agreement contemplates a second transaction or series of transactions to acquire the assets of approximately 70 temporary staffing stores that operate as Command franchisees. The Second Closing is contingent upon further due diligence, and the completion or cancellation of the Second Closing will not affect the acquisition of the assets of Command and Harborview.

      The foregoing description of the Agreement and the transactions contemplated thereby (the "Transaction") is qualified in its entirety by reference to the Agreement attached to this report as Exhibit 10.1 and incorporated herein by reference. Additional information on the Transaction, other terms and conditions of the Agreement, and the business of Command Center, Inc. ("Command Center") following the Closing Date are described below.

Item 2.01. Completion of Acquisition or Disposition of Assets.

      On the Closing Date, TPFS acquired the operating assets and assumed the operating liabilities and obligations of Command and Harborview. After the Closing Date, TPFS changed its name to Command Center, Inc. and is now conducting its franchising and software operations as Command Center. The assets of Command consisted primarily of the intellectual property rights, trademarks and trade names used in the franchise business. Other Command assets included the incidental furniture, fixtures and equipment necessary to the conduct of the franchise business. The assets of Harborview consisted primarily of the software assets developed by Harborview to facilitate the operations of the franchisee stores.

      The assets of Command were held in a limited liability company and were acquired directly from the Members. The assets of Harborview were owned in a corporation and were acquired directly from the corporation. The Command assets were acquired through the issuance of 3,745,493 shares of TPFS Common Stock. The Harborview assets were acquired through the issuance of 2,809,120 shares of TPFS Common Stock. The material relationships of the parties to the Agreement are described in response to Item 1.01 above.

Item 3.02. Unregistered Sales of Equity Securities.

      On the Closing Date, TPFS issued 6,554,613 shares of Common Stock to accredited investors, as that term is defined in Regulation D ("Regulation D") adopted under the Securities Act of 1933, as amended (the "Act"). The Common Stock was issued in acquisition of the assets of Command and Harborview, as described in Items 1.01 and 2.01 above. The Common Stock was exempt from registration under the Act by virtue of Rule 506 of Regulation D and the exemptions afforded under state "Blue Sky" laws of those states in which the recipients of the Common Stock reside. TPFS relied, as applicable, upon the representations made by the recipients of the Common Stock and other facts represented to TPFS after reasonable inquiry in determining that such exemptions were available. Certificates representing the Common Stock deliverable on the Closing Date are considered restricted stock, as that term is defined in Rule 144 adopted under the Act, and bear a restrictive legend prohibiting transfer of the securities unless first registered, or an exemption from registration is established to the satisfaction of TPFS.

Item 5.01. Changes in Control of Registrant.

      On the Closing Date, the Members of Command, together with Harborview, acquired control of TPFS when TPFS issued Common Stock to acquire the assets of Command and Harborview. Prior to the acquisition, TPFS had 3,511,400 shares of Common Stock issued and outstanding. A total of 6,554,613 shares were issued for the assets of Command and Harborview and there are now 10,066,013 shares of Common Stock outstanding in TPFS. The following table sets forth the shares issued, the recipients, and their percent of control of TPFS.

Name                                                      Shares       Percent
----                                                    ---------     ---------

John Coghlan                                              222,483           2.2%
Dwight Enget                                              222,483           2.2%
Tom Gilbert                                               167,424           1.6%
Ron Junck                                                 417,244           4.2%
Kevin Semerad                                             111,335           1.1%
Jerry Smith                                               222,483           2.2%
Myron Thompson                                            334,005           3.3%
Glenn Welstad                                           2,048,036          20.4%
Harborview Software, Inc. (Note 1)                      2,809,120          27.9%
                                                        ---------     ---------
Aggregate for Acquiring Shareholders                    6,554,613          65.1%
                                                        =========     =========

   Note 1: Harborview Software, Inc. is owned by Glenn Welstad and Ron Junck.

      As noted in Item 2.01 above, the shares were issued in acquisition of assets that served as the consideration delivered by the acquiring shareholders.

      Prior to the Closing Date, TPFS was controlled by John R. Coghlan, the President, Director and Chairman of the Board, and Brad E. Herr, Secretary and Director, until November 9, 2005. Mr. Coghlan continues to serve as a Director of TPFS and Mr. Herr continues to serve as Secretary and Director of TPFS following the Closing Date.

      As a condition of the Agreement, John Coghlan executed a voting agreement (the "Voting Agreement") wherein he agreed to vote his shares at regular and special shareholders meetings as directed by Glenn Welstad ("Welstad") and granted an irrevocable proxy in favor of Welstad for this purpose. On the Closing Date, two of the Directors of TPFS resigned their positions as Directors and the remaining two Directors of TPFS on that date appointed seven new directors to fill the vacancies then existing on the Board. The Voting Agreement terminated on appointment of the new directors. As of the Closing Date, the nine person Board of Directors of TPFS consists of John Coghlan, Dwight Enget, Tom Gilbert, Tom Hancock, Brad Herr, Ron Junck, Kevin Semerad, Glenn Welstad, and Todd Welstad. The officers of TPFS following the Closing Date include the following:

Glenn Westad                               President and Chief Executive Officer
Tom Gilbert                                              Chief Operating Officer
C. Eugene Olsen                            Chief Financial Officer and Treasurer
Todd Welstad              Executive Vice President and Chief Information Officer
Brad Herr                                                              Secretary

      Information on each of the Directors and Executive Officers of TPFS following the Closing Date is provided below.

      John R. Coghlan, age 62, is a Director. Mr. Coghlan graduated from the University of Montana with a degree in Business Administration and has held the designation of Certified Public Accountant since 1966. Mr. Coghlan was a founder of Labor Ready, Inc., a New York Stock Exchange traded company, and served as the Chief Financial Officer and as a Director of Labor Ready from 1987 through 1996, when he retired. Since his retirement, Mr. Coghlan has been employed by Coghlan Family Corporation, a privately held family business that manages family investment accounts. Coghlan Family Corporation is 100% owned by the Coghlan Family LLC. John and Wendy Coghlan, husband and wife, own minority interests in Coghlan Family LLC and control both the LLC and the Corporation through the LLC management agreement. The remaining interests in the Coghlan Family LLC are owned by Mr. Coghlan's children and grandchildren. Mr. Coghlan is also a director and principal stockholder of Genesis Financial, Inc. Prior to the Closing Date, Mr. Coghlan served as President, Director and Chairman of the Board of TPFS.

      Dwight Enget, age 55 is a Director. Beginning in January 1999 and continuing to the present time, Dwight Enget has invested in and is a self-employed developer of temporary labor offices. Along with other investors, he presently owns an interest in several temporary employment offices in various locations throughout the United States. From 1998 - 2000, Mr. Enget was involved as an investor and self-employed business developer in ventures such as hotel and land development, home construction and medical research and products. He worked for Labor Ready, Inc. in various positions including Western U.S. Director of Operations, National Accounts Manager and District Manager from 1989 through May 1998. It is expected that TPFS will acquire the temporary labor offices in which Mr. Enget has an interest at the time of the second closing.

      Tom Gilbert, age 50 is Chief Operating Officer and a Director. Thomas Gilbert is presently the owner and operator of Anytime Labor in Colorado. Founded in June 2002, the company has locations in the Denver, Colorado area. It is expected that TPFS will acquire the Anytime Labor offices at the time of the second closing.

      From July 1998 through December 2001, Mr. Gilbert, as Regional Vice President for Labor Ready, Inc. was responsible for the management of up to 400 temporary labor offices located in 23 states and 5 Canadian provinces. Beginning in July 1996 and continuing until his promotion to Regional Vice President, Thomas Gilbert was Area Director of Operations at Labor Ready, managing and directing the activities of 87 branch offices. Prior to his employment with Labor Ready, Mr. Gilbert gained extensive franchise experience as Division Operations Manager with Taco John's International (8/91 - 7/95), Director of Franchise Operations at Taco Time International (7/94 - 12/90) and Regional Manager for Perkins Restaurants (3/81 - 7/84).

      Tommy R. Hancock, age 61, is a Director. Mr. Hancock was regional director of the Los Angeles, California Metro District for Labor Ready in 1998 and 1999 and from 1999 through 2001 he worked for Skillmaster Staffing, Inc. in Los Angeles. In 2001, Mr. Hancock founded Temp Services of Arkansas, LLC in Little Rock Arkansas and since that time has been an owner/operator of temporary staffing stores in the Little Rock area. It is expected that TPFS will acquire the temporary labor offices in which Mr. Hancock has an interest at the time of the second closing.

      Brad E. Herr, age 51, is Secretary and a Director. Mr. Herr graduated from the University of Montana with a Bachelor of Science Degree in Business Accounting in 1977 and a Juris Doctorate in 1983. In May 2005, Mr. Herr received a Masters Degree in Business Administration from Gonzaga University.

      From 1993 through 1996, Mr. Herr practiced law in the firm of Brad E. Herr, P.S. From June 1996 through June 2001, Mr. Herr was employed at AC Data Systems, Inc. (AC Data) in Post Falls, Idaho. During this period at AC Data, Mr. Herr held the position of Director of Finance (1996 through 1998) and Vice-President - Business Development (1998 through June 2001). AC Data is a privately held manufacturing business engaged in the design, manufacture and sale of surge suppression products marketed primarily to the telecommunications industry.

      In June 2001, Mr. Herr left employment at AC Data to pursue other business opportunities. From June 2001 through March 2002, Mr. Herr was employed by Brad
E. Herr, P.S., a professional services corporation that he owns. During this period, Brad E. Herr, P.S., provided professional services to TPFS and other business clients. In April 2002, Mr. Herr was hired by the TPFS as Chief Operating Officer, and from April 2002 through December 31, 2003, was employed full time by TPFS. On January 2, 2004, Mr. Herr rejoined AC Data as President. Since rejoining AC Data, Mr. Herr has continued to consult with TPFS as needed, and up to the Closing Date served as Secretary and Principal Financial Officer.

      Mr. Herr is licensed to practice law in the states of Washington and Montana. Mr. Herr also maintains inactive status as a Certified Public Accountant in the State of Montana. Mr. Herr serves as a Director of Genesis Financial, Inc., a publicly traded financial services business located in Spokane, Washington.

      Ron Junck, age 57, is a Director. From 1974 until 1998, Mr. Junck practiced law in Phoenix, Arizona, specializing in business law and commercial transactions. As an attorney, he has extensive trial experience in a variety of commercial cases and has lectured widely at a number of colleges and universities. From 1998 through 2001, Mr. Junck served as Executive Vice President and General Counsel of Labor Ready, Inc. and for several years served as a director of that company. In 2001, Mr. Junck returned to the private practice of law. Mr. Junck has also been working with Command since inception and is a co-founder of Harborview.

      Kevin Semerad, age 39, is a Director. From 1989 through 2002, Mr. Semerad managed a number of temporary staffing stores that were franchised through Labor Ready, Inc. In 2002, after the Labor Ready franchise was terminated, Mr. Semerad continued to operate the temporary staffing stores and grew the business from 5 to 18 locations. Mr. Semerad holds Bachelor of Science degrees in Management and Marketing from the University of North Dakota in Grand Forks, North Dakota, and has sixteen years experience in the temporary labor business.

      Glenn Welstad, age 62, is President, Chief Executive Officer and a Director. In 1989, Glenn Welstad, along with two partners, founded Labor Ready, Inc. As CEO and President, Mr. Welstad developed the company from a single office in Kent, Washington to 860 offices in three countries and one U.S. possession. At the time of his retirement from Labor Ready in June 2000, Labor Ready had grown to annual revenues of nearly $1 Billion. Prior to founding Labor Ready, Glenn Welstad was a successful restaurateur and owned a number of Hardees and Village Inn franchises. In 2003, Mr. Welstad co-founded Command Staffing, LLC and Harborview Software, Inc. and owns interests in a number of temporary labor businesses. It is expected that TPFS will acquire the temporary labor businesses in which Mr. Welstad has an interest at the time of the second closing.

      Todd Welstad, age 36, is Executive Vice President, Chief Information Officer, and a Director. Mr. Welstad served as Chief Information Officer of Labor Ready, Inc. from August 1993 through 2001. Since 2001, Mr. Welstad has worked in the temporary labor industry as owner/operator and has worked with Harborview in the development of the software used in temporary labor store operations.

      C. Eugene Olsen, age 63, is Chief Financial Officer. Mr. Olsen has over fifteen years experience in public accounting, with seven years as a partner in the Spokane, Washington office of an international CPA firm. From 1995 through 2002, Mr. Olsen has served as Chief Financial Officer for Dellen Wood Products, Inc. in Spokane Washington. From 2002 through 2003, Mr. Olsen was employed as President of AC Data Systems, Inc. Mr. Olsen also participates in other business ventures for his own account from time-to-time.

      Mr. Olsen received a Bachelor of Science Degree in Business from the University of Idaho, and holds Certified Public Accountant certificates in Washington and Montana. He has been active in the Washington and Montana Societies of CPAs, and has served as chairman and is a past president of the Spokane Chapter of Washington Society of CPAs.

Item 5.02. Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

      On the Closing Date, in connection with the acquisition of the assets of Command and Harborview as described above, two directors of TPFS resigned. Michael Kirk and C. Eugene Olsen submitted their resignations on November 9, 2005 and the remaining directors of TPFS at that time accepted their resignations. Neither Mr. Kirk nor Mr. Olsen had any disagreements with management of TPFS and their resignations were tendered solely to facilitate the reorganization of TPFS as described in the Agreement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      In connection with the acquisition of the assets of Command and Harborview, and in accordance with the terms of the Agreement, the Board of Directors resolved as of the Closing Date to change the name of TPFS to Command Center, Inc. Articles of Amendment to the Articles of Incorporation reflecting this name change were submitted to the Washington Secretary of State for filing on November 10, 2005. The name change resolution was unanimously approved by consent by the Board of Directors of TPFS. Shareholder approval of this action was not required. A complete copy of the Articles of Amendment is attached to this report as Exhibit 3.1 and is incorporated herein by reference.

      In connection with the acquisition of the assets of Command and Harborview, the Board of Directors amended Paragraph 4.4 of the Bylaws of TPFS to change the permitted size of the Board of Directors to between one and nine from between one and seven. Concurrently, the Board resolved to increase the size of the Board to nine members. The text of the change to Paragraph 4.4 of the Bylaws is attached to this report as Exhibit 3.2 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

      On November 11, 2005, TPFS announced that it had entered into a definitive agreement for the acquisition of the assets of Command and Harborview. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

      This information is being disclosed pursuant to Regulation FD. Accordingly, the information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Financial Statements          Item Description
--------------------          ----------------

Businesses Acquired

   9.01.1 Command             Audited balance sheets of Command Staffing, LLC as
                              of December 31, 2004 and 2003, and the related statements of income, member's equity, and cash flows for the years then ended.

   9.01.2 Unaudited balance sheet of Command Staffing, LLC as of September 30, 2005, and the related statements of income and cash flows for the nine months then ended.

   9.01.3 Harborview Audited balance sheets of Harborview Software, Inc. as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity, and cash flows for the years then ended.

   9.01.4 Unaudited balance sheet of Harborview Software, Inc. as of September 30, 2005, and the related statements of income and cash flows for the nine months then ended.

   9.01.5 Pro forma balance sheet of Temporary Financial Services, Inc. as of September 30, 2005, reflecting the acquisitions of the assets of Command Staffing, LLC and Harborview Software, Inc.

Exhibit Number                Item
--------------                ----

3.1                           Articles of Amendment of Temporary Financial
                              Services, Inc.

3.2                           Paragraph 4.4 of the Bylaws of Temporary Financial
                              Services, Inc.

10.1 Asset Purchase Agreement, dated as of November 9, 2005. by and among Temporary Financial Services, Inc., Command Staffing, LLC, Harborview Software, Inc. and the Operations Entities (as defined therein)

99.1 Press Release, dated November 11, 2005, concerning the acquisition of the assets of Command Staffing, LLC and Harborview Software, Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Temporary Financial Services, Inc.                             November 15, 2005

/s/ Brad E. Herr, Secretary
---------------------------
Brad E. Herr, Secretary

Item 9.01.1 Audited balance sheets of Command Staffing LLC as of December 31, 2004 and 2003, and the related statements of income, member's equity, and cash flows for the years then ended.

                            COMMAND STAFFING, L.L.C.

                                     [LOGO]
                                  Eide Bailly
                            ------------------------
                            CPAs & BUSINESS ADVISORS


                          INDEPENDENT AUDITOR'S REPORT
--------------------------------------------------------------------------------

The Members
Command Staffing, L.L.C.
Scottsdale, Arizona

We have audited the accompanying balance sheets of Command Staffing, L.L.C. as of December 31, 2004 and 2003, and the related statements of income, members' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Command Staffing, L.L.C. as of December 31, 2004 and 2003, and the results of its operation and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Eide Bailly LLP

Phoenix, Arizona
June 13, 2005


                       PEOPLE. PRINCIPLES. POSSIBILITIES.
                       ----------------------------------
                               www.eidebailly.com
         1702 East Highland Avenue o Suite 100 o Phoenix, Arizona 85016
                 o Phone 602.264.5844 o Fax 602.277.4845 o EOE

COMMAND STAFFING, L.L.C.
BALANCE SHEETS
DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

             ASSETS                                       2004           2003
                                                       ---------      ---------
CURRENT ASSETS
    Cash                                               $  41,268      $  14,412
    Accounts receivable                                    8,625          6,581
    Affiliated party receivables                          65,857        181,290
    Deposits                                               1,500          6,224
    Prepaid expenses                                          --         21,554
                                                       ---------      ---------
             Total current assets                        117,250        230,061
                                                       ---------      ---------

PROPERTY AND EQUIPMENT
    Property and equipment                               160,356         74,293
        Less accumulated depreciation                     31,209          7,100
                                                       ---------      ---------
             Total property and equipment                129,147         67,193
                                                       ---------      ---------

OTHER ASSETS
    Note receivable - affiliates                          99,000             --
    Franchise options                                     31,045         62,085
                                                         130,045         62,085
                                                       ---------      ---------
                                                       $ 376,442      $ 359,339
                                                       =========      =========

  LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Notes payable - current                            $      --      $  90,000
    Accounts payable                                     110,564         26,837
    Other current liabilities                                 --         11,771
                                                       ---------      ---------
             Total current liabilities                   110,564        128,608
                                                       ---------      ---------

LONG-TERM LIABILITIES
    Notes payable - member                                    --        106,190
                                                       ---------      ---------
             Total liabilities                           110,564        234,798
                                                       ---------      ---------

MEMBERS' EQUITY
    Member contributions                                 613,000        334,000
    Retained earnings                                   (347,122)      (209,459)
                                                       ---------      ---------
             Total members' equity                       265,878        124,541
                                                       ---------      ---------
                                                       $ 376,442      $ 359,339
                                                       =========      =========

See Notes to Financial Statements

COMMAND STAFFING, L.L.C.
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

                                                       2004             2003
                                                   -----------      -----------
REVENUE
    Initial franchise and license fees             $    66,819      $   134,119
    Royalty income                                     921,223          139,585
    Franchise option fees                              (31,040)         152,085
    Other income                                        90,033            5,792
                                                   -----------      -----------
                                                     1,047,035          431,581
                                                   -----------      -----------
OPERATING EXPENSES
    Salaries and benefits                              301,908          234,217
    Subcontract fees                                   160,416               --
    Rent                                                60,825           20,685
    Advertising and marketing                           83,227           48,720
    Legal and professional fees                        117,308          121,099
    Capital Temp Fund fees                              78,943           68,521
    Computer maintenance, support and storage          118,131           63,493
    Travel, meals and entertainment                     36,905            7,471
    Depreciation expense                                24,110            7,100
    Telephone and internet charges                      72,321           29,772
    Office expense                                      22,071           10,810
    Freight and postage                                 11,757            5,948
    Interest expense                                     6,201           11,789
    Other operating expenses                            90,575           11,415
                                                   -----------      -----------
                                                     1,184,698          641,040
                                                   -----------      -----------
NET LOSS                                           $  (137,663)     $  (209,459)
                                                   ===========      ===========

See Notes to Financial Statements

COMMAND STAFFING, L.L.C.
STATEMENTS OF MEMBERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

                                                                         Total
                                         Members'      Retained         Members'
                                          Equity       Earnings         Equity
                                        ---------      ---------      ---------

BEGINNING OF YEAR, JANUARY 1, 2003      $ 200,100      $      --      $ 200,100

    Contributions                         233,900             --        233,900

    Withdrawals                          (100,000)            --       (100,000)

    Net loss                                   --       (209,459)      (209,459)
                                        ---------      ---------      ---------

END OF YEAR, DECEMBER 31, 2003            334,000       (209,459)       124,541

    Contributions                         279,000             --        279,000

    Net loss                                   --       (137,663)      (137,663)
                                        ---------      ---------      ---------

END OF YEAR, DECEMBER 31, 2004          $ 613,000      $(347,122)     $ 265,878
                                        =========      =========      =========

See Notes to Financial Statements

COMMAND STAFFING, L.L.C.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

                                                                               2004           2003
                                                                            ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                $(137,663)     $(209,459)
                                                                            ---------      ---------
    Adjustments to reconcile net loss to net cash
        used in operating activities
        Depreciation                                                           24,110          7,100
        (Increase) decrease in
             Accounts receivable                                               (2,044)       (43,871)
             Affiliated party receivables                                     115,433       (144,000)
             Deposits                                                           4,724         (6,224)
             Prepaid expenses                                                  21,554        (21,554)
             Other assets                                                      31,040        (62,085)
        Increase (decrease) in
             Accounts payable                                                  83,727         26,837
             Other current liabilities                                        (11,771)        11,771
                                                                            ---------      ---------
                 Total adjustments                                            266,773       (232,026)
                                                                            ---------      ---------
                    Net cash provided by (used in) operating activities       129,110       (441,485)
                                                                            ---------      ---------
CASH FLOWS FROM INVESTING ACTIVITIES
    Advances (to) affiliates                                                  (99,000)            --
    Purchase of furniture and equipment                                       (86,064)       (74,293)
                                                                            ---------      ---------
                    Net cash used in investing activities                    (185,064)       (74,293)
                                                                            ---------      ---------
CASH FLOWS FROM FINANCING ACTIVITIES
    (Repayment)/Borrowing on long-term member obligations                    (196,190)       196,190
    Member distributions                                                           --       (100,000)
    Member contributions                                                      279,000        233,900
                                                                            ---------      ---------
                    Net cash provided by financing activities                  82,810        330,090
                                                                            ---------      ---------
NET INCREASE IN CASH                                                           26,856       (185,688)

CASH, beginning of year                                                        14,412        200,100
                                                                            ---------      ---------
CASH, end of year                                                           $  41,268      $  14,412
                                                                            =========      =========

See Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 1 - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

NATURE OF OPERATIONS

Command Staffing, L.L.C. is a limited liability company (the Company) organized under the laws of the jurisdiction of the State of Nevada on December 26, 2002 and registered in the State of Arizona on January 8, 2003. The Company was formed for the purpose of developing a franchise system to offer franchises for Command Labor and Staffing Centers.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid assets having a maturity of three months or less to be cash equivalents.

BASIS OF ACCOUNTING AND PRESENTATION

The financial statements of the Company are prepared on the accrual basis of accounting and accordingly reflect all significant receivables, payables, and other liabilities.

ACCOUNTS RECEIVABLE

Accounts receivable consists of amounts due from franchisees related to royalties. Management reviews all accounts receivable balances, and based on an assessment of credit worthiness, estimates the portion, if any, of the balances that will not be collected. A reserve for uncollectible accounts is established as deemed necessary based upon overall accounts receivable aging levels and a specific review of accounts for franchisees with known financial difficulties.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is provided using the straight-line and accelerated methods over the estimated useful lives of the assets. Estimated useful lives are usually five to seven years for furniture and equipment. Depreciation expense totaled $24,110 and $7,100 in 2004 and 2003. Depreciation expense is included as an operating cost in the statement of income.

REVENUE

Royalties and franchise fees are paid to the Company based on individual franchise agreements. Royalty rates are based on franchisees' gross margins, as defined in the franchise agreement, and are recognized as revenue in the period of the related sales.

Franchise fees are recognized as revenue when the Company has performed substantially all services. Franchise fees collected but not yet earned are included in deferred revenue. The Company will refund 50% of franchise fees paid if the franchisee is unable to find an acceptable site for the franchise location. There are no refunds of any initial fees under any other circumstances. During 2004 and 2003, the Company received approximately $66,800 and $134,000 in franchise fees. There were no franchises available for refund at December 31, 2004 and 2003.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

INCOME TAXES

The Company and its members have elected to be taxed as a limited liability corporation for income tax purposes. Under such election, the Company is not subject to corporate income taxes. Instead, the Company's tax basis earnings are reported by the respective members for income tax reporting purposes.

ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

RECLASSIFICATION

Certain reclassification entries have been made to the December 31, 2003 financial statements to conform with the December 31, 2004 presentation.

--------------------------------------------------------------------------------
NOTE 2 - FRANCHISE OPTIONS
--------------------------------------------------------------------------------

Several franchisees entered into franchise option agreements with the Company. Franchise options are offered to franchisees to reserve certain territories outside their exclusive franchise area. Franchisees can reserve up to four territories in their franchise region. For the year ended December 31, 2004 and 2003, franchisees reserved 5 and 22 franchise options, respectively. During 2004, the Company received payment on 12 options and 5 were considered uncollectible; all remaining unpaid option agreements are due beginning in 2006. The Company discounts all unpaid franchise options at 12% annually.

                                                           2004           2003
                                                         --------       --------
Option agreements due within one year                    $     --       $ 90,000
Option agreements due in two to five years                 37,500         75,000
                                                         --------       --------
                                                         $ 37,500       $165,000
                                                         ========       ========

Option agreements due in two years                       $ 37,500       $ 75,000
    Less discount at 12%                                    6,455         12,915
                                                         --------       --------
                                                         $ 31,045       $ 62,085
                                                         ========       ========

--------------------------------------------------------------------------------
NOTE 3 - NOTE PAYABLE - MEMBER
--------------------------------------------------------------------------------

Debt to a member owner at December 31, 2003 was paid including unpaid interest during 2004. Interest on the note was calculated at 12%.

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 4 - COMMITMENTS
--------------------------------------------------------------------------------

The Company has entered into an agreement with Capital Tempfunds, Inc. for the financing of accounts receivable for its franchisees. Under this agreement, the Company has guaranteed that the franchisees will loan, at a minimum, $2,000,000 in accounts receivable financing on a monthly basis. The Company will pay interest on amounts less than $2,000,000 outstanding in accounts receivable financing. During 2004 and 2003, the Company paid approximately $79,000 and $68,000, respectively to Capital Tempfunds, Inc. for the interest guarantee shortfall. Franchisees can finance up to 80% of accounts receivables that are less than 60 days from invoice. The assets of the franchisees, including accounts receivable and franchisee owner guarantees, collateralize the amount financed by Capital Tempfunds, Inc. In addition to franchisee guarantees, the Company has a second guarantee on all outstanding loans to Capital Tempfunds, Inc. Interest rates are established at Prime Rate plus 4%.

--------------------------------------------------------------------------------
NOTE 5 - AFFILIATED FRANCHISEE COMPANIES
--------------------------------------------------------------------------------

Member owners of the Company own several franchises. During 2004 and 2003, the Company recognized franchise fee income, royalty income and franchise option revenue of approximately $978,000 and $442,000 from the affiliated owner companies. Unpaid accounts receivables/payables at December 31 are as follows:

                                                       2004               2003
                                                     --------           --------
Affiliated receivables
    Current                                          $ 65,857           $181,290
    Long-term                                          99,000                 --
                                                     --------           --------
                                                     $164,857           $181,290
                                                     ========           ========

Affiliated payables
    Current                                          $ 59,898           $     --
                                                     ========           ========


                                    # # # # #

Item 9.01.2 Unaudited balance sheet of Command Staffing, LLC as of September 30, 2005, and the related statements of income and cash flows for the nine months then ended.

                                                  Unaudited Financial Statements
                                                              September 30, 2005

                              COMMAND STAFFING, LLC



Balance Sheet                                                                 1
Statement of Operations                                                       2
Statement of Cash Flows                                                       3
Notes to Unaudited Financial Statements                                       4

COMMAND STAFFING, LLC
Balance Sheet (Unaudited)
--------------------------------------------------------------------------------

                                                                   September 30,
Assets                                                                  2005
                                                                    ------------

CURRENT ASSETS:
     Cash                                                           $        159
     Accounts receivable - trade                                           9,260
     Accounts receivable - affiliates                                    186,640
     Note receivable - affiliates                                        390,565
     Note receivable, net of allowance                                   300,232
     Deposits                                                              1,500
                                                                    ------------
            Total current assets                                         888,356
                                                                    ------------

PROPERTY AND EQUIPMENT, net of accumulated depreciation                  215,470
                                                                    ------------

                                                                    $  1,103,826
                                                                    ============

Liabilities and Stockholders' Equity

CURRENT LIABILITIES:
     Accounts payable                                               $    181,053
     Accounts payable - affiliates                                         8,750
                                                                    ------------
         Total current liabilities                                       189,803
                                                                    ------------

LONG-TERM LIABILITIES:
     Notes payable - member                                               85,000
                                                                    ------------

         Total liabilities                                               274,803
                                                                    ------------

MEMBERS' EQUITY:
     Member's contributions                                              613,000
     Retained earnings                                                   216,023
                                                                    ------------
         Total members' equity                                           829,023
                                                                    ------------

                                                                    $  1,103,826
                                                                    ============

See Notes to Unaudited Financial Statements
--------------------------------------------------------------------------------

COMMAND STAFFING, LLC
Statement of Income and Retained Earnings (Unaudited)
--------------------------------------------------------------------------------

                                                              Nine Months Ended
                                                             September 30, 2005
REVENUE:
     Initial franchise and license fees                       $          27,927
     Royalty income                                                   1,249,876
     Accounting service revenue                                          42,400
     Other income                                                       336,723
                                                              -----------------
                                                                      1,656,926
                                                              -----------------
OPERATING EXPENSES:
     Compensation and related expenses                                  303,406
     Rent                                                                30,845
     Advertising and marketing                                           31,646
     Legal and professional fees                                        226,454
     Capital Temp Fund fees                                              13,750
     Computer maintenance, support and storage                          128,134
     Travel, meals and entertainment                                     52,869
     Depreciation expense                                                38,677
     Telephone and internet charges                                      60,688
     Office expense                                                      87,659
     Freight and postage                                                  4,013
     Interest expense                                                       189
     Other operating expenses                                           115,451
                                                              -----------------
                                                                      1,093,781
                                                              -----------------

NET INCOME                                                              563,145
                                                              -----------------

RETAINED EARNINGS, beginning of year                                   (347,122)
                                                              -----------------

RETAINED EARNINGS, end of year                                $         216,023
                                                              =================

See Notes to Unaudited Financial Statements
--------------------------------------------------------------------------------

COMMAND STAFFING, LLC
Statement of Cash Flows (Unaudited)
--------------------------------------------------------------------------------

                                                              Nine Months Ended
Increase (Decrease) in Cash                                   September 30, 2005
                                                              -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                           $         563,145
                                                              -----------------
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Depreciation                                                       38,677
      Allowance for uncollectibles                                       84,027
      (Increase) decrease in
        Accounts receivable                                                (635)
        Accounts receivable - affiliates                               (120,783)
        Notes receivable                                               (353,214)
      Increase (decrease) in
        Accounts payable                                                 70,489
        Accounts payable - affiliates                                     8,750
                                                              -----------------
          Total adjustments                                            (272,689)
                                                              -----------------
          Net cash used by operating activities                         290,456
                                                              -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Advances to affiliates                                               (291,565)
  Purchase of furniture and equipment                                  (125,000)
                                                              -----------------
    Net cash used in investing activities                              (416,565)
                                                              -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowing on long-term member obligations                              85,000
                                                              -----------------
    Net provided by financing activities                                 85,000
                                                              -----------------

NET INCREASE (DECREASE) IN CASH                                         (41,109)
CASH, BEGINNING OF PERIOD                                                41,268
                                                              -----------------
CASH, END OF PERIOD                                           $             159
                                                              =================


See Notes to Unaudited Financial Statements
--------------------------------------------------------------------------------

Notes to Unaudited Financial Statements

Note 1 The unaudited financial statements of Command Staffing, LLC (the "Company") as of September 30, 2005 and for the nine months then ended omit substantially all footnote disclosures. The unaudited financial statements should be read with the audited financial statements of Command Staffing LLC as of December 31, 2004 and 2003 and for the years then ended, appearing elsewhere in this report.

Note 2 The accompanying unaudited financial statements have been prepared in conformity with generally accepted accounting principles in the United States and reflect all normal recurring adjustments which, in the opinion of management of the Company are necessary for a fair presentation of the results for the periods presented. The results of operations for such period are not necessarily indicative of the results expected for the full fiscal year or for any future period.

Item 9.01.3 Audited balance sheets of Harborview Software, Inc. as of December 31, 2004 and 2003, and the related statements of income, stockholders' equity, and cash flows for the years then ended.

                            HARBORVIEW SOFTWARE, INC.

HARBORVIEW SOFTWARE, INC.
TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                          Page

INDEPENDENT AUDITOR'S REPORT                                               1

FINANCIAL STATEMENTS
   Balance Sheets                                                          2
   Operations                                                              3
   Stockholders' Equity                                                    4
   Cash Flows                                                              5
   Notes to Financial Statements                                           6

                                     [LOGO]
                                  Eide Bailly
                            ------------------------
                            CPAs & BUSINESS ADVISORS


                          INDEPENDENT AUDITOR'S REPORT
--------------------------------------------------------------------------------

The Board of Directors
Harborview Software, Inc.
Scottsdale, Arizona

We have audited the accompanying balance sheets of Harborview Software, Inc., as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harborview Software, Inc., as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Eide Bailly LLP

Phoenix, Arizona
October 31, 2005


                       PEOPLE. PRINCIPLES. POSSIBILITIES.
                       ----------------------------------
                               www.eidebailly.com
         1702 East Highland Avenue o Suite 100 o Phoenix, Arizona 85016
                 o Phone 602.264.5844 o Fax 602.277.4845 o EOE

HARBORVIEW SOFTWARE, INC.
BALANCE SHEETS
DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

                                                                       2004          2003
                                                                    ---------      ---------
             ASSETS

CURRENT ASSETS
    Cash                                                            $     797      $  14,369
    Receivables
        Trade, net of allowance for doubtful accounts of
             $6,000 in 2004 and $0 in 2003                              2,417          5,990
    Prepaid expenses                                                   75,000             --
                                                                    ---------      ---------
             Total current assets                                      78,214         20,359
                                                                    ---------      ---------

PROPERTY AND EQUIPMENT, net of accumulated depreciation                17,490             --
                                                                    ---------      ---------
OTHER ASSETS
    Software development costs, net of accumulated amortization       400,000             --
                                                                    ---------      ---------
                                                                    $ 495,704      $  20,359
                                                                    =========      =========

             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Current maturities of long-term debt                            $ 365,666      $      --
    Accounts payable                                                   50,866          5,842
                                                                    ---------      ---------
             Total current liabilities                                416,532          5,842
                                                                    ---------      ---------
LONG-TERM DEBT, net of current maturities                             133,334             --
                                                                    ---------      ---------
STOCKHOLDERS' EQUITY
    Common stock
      Class A, voting, no par value; authorized 75,000 shares;
         issued and outstanding 1,500 shares                            5,000          5,000
    Additional paid in capital                                         72,410         29,910
    Retained earnings                                                (131,572)       (20,393)
                                                                    ---------      ---------
                                                                      (54,162)        14,517
                                                                    ---------      ---------

                                                                    $ 495,704      $  20,359
                                                                    =========      =========

See Notes to Financial Statements

HARBORVIEW SOFTWARE, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

                                                      2004               2003
                                                    ---------         ---------
SALES
    Programming revenue                             $ 150,660         $ 109,130
    Hardware sales revenue                                 --            34,540
    Software license revenue                          105,000           115,000
                                                    ---------         ---------
                                                      255,660           258,670
COST OF SALES                                           1,457            45,943
                                                    ---------         ---------
GROSS PROFIT                                          254,203           212,727
                                                    ---------         ---------
OPERATING EXPENSES
    Legal and professional                             69,355               217
    Maintenance                                        43,785               205
    Salaries and employee benefits                    210,639           128,328
    General and administrative                         38,755            31,896
                                                    ---------         ---------
                                                      362,534           160,646
                                                    ---------         ---------
INCOME FROM OPERATIONS                               (108,331)           52,081

OTHER INCOME (EXPENSE)
    Other income                                       (2,848)          (44,781)
                                                    ---------         ---------
NET INCOME (LOSS)                                   $(111,179)        $   7,300
                                                    =========         =========

See Notes to Financial Statements

HARBORVIEW SOFTWARE, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

                                     Common           Additional         Retained
                                      Stock        Paid-in-Capital       Earnings             Total
                                 ---------------   ---------------   ---------------    ---------------
BALANCES, JANUARY 1, 2003        $         5,000   $        29,910   $       (27,693)   $         7,217

    Net income                                --                --             7,300              7,300
                                 ---------------   ---------------   ---------------    ---------------

BALANCES, DECEMBER 31, 2003                5,000            29,910           (20,393)            14,517

    Additional paid-in-capital                --            42,500                --             42,500

    Net income (loss)                         --                --          (111,179)          (111,179)
                                 ---------------   ---------------   ---------------    ---------------
BALANCES, DECEMBER 31, 2004      $         5,000   $        72,410   $      (131,572)   $       (54,162)

See Notes to Financial Statements

HARBORVIEW SOFTWARE, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

                                                                     2004            2003
                                                                  ---------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                               $(111,179)      $   7,300
  Charges and credits to net income not affecting cash
      Depreciation                                                    4,662              --
      Loss on disposal of equipment                                   2,862              --
      Allowance for doubtful accounts                                 6,000              --
  Changes in assets and liabilities
      Trade receivables                                              (2,427)         (5,990)
      Prepaid expenses                                              (75,000)             --
      Accounts payable                                               45,024           5,842
                                                                  ---------       ---------
         Net cash provided by (used in) operating activities       (130,058)          7,152
                                                                  ---------       ---------

CASH FLOWS USED FOR INVESTING ACTIVITIES
  Purchase of property and equipment                                (25,014)             --
                                                                  ---------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of long-term debt                           99,000              --
  Contributed capital                                                42,500              --
                                                                  ---------       ---------
         Net cash provided by financing activities                  141,500           7,152
                                                                  ---------       ---------

NET CHANGE IN CASH                                                  (13,572)          7,152

CASH, BEGINNING OF YEAR                                              14,369           7,217
                                                                  ---------       ---------
CASH, END OF YEAR                                                 $     797       $  14,369
                                                                  =========       =========

SUPPLEMENTAL DISCLOSURES OF
  CASH FLOW INFORMATION
  Non-cash investing activities
    Capitalized software costs resulting from
      shareholder litigation                                      $ 400,000       $      --
                                                                  =========       =========

See Notes to Financial Statements

HARBORVIEW SOFTWARE, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 1 - PRINCIPAL ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

Principal Business Activity

Harborview Software, Inc. (the Company) is engaged in the business of developing, leasing, and maintaining the Labor Commander software for the Command Labor franchises. The location of general operations is in Scottsdale, Arizona.

Cash and Cash Equivalents

For the purposes of reporting cash flows, the Company considers all highly liquid assets purchased with an initial maturity of three months or less to be cash equivalents.

Accounts Receivable

Trade receivables are uncollateralized customer obligations, due under normal trade terms, requiring payment within thirty days from the invoice date. Trade receivables are stated at the amount billed to the customer. Payments of trade receivables are allocated to the specific invoices identified on a customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of trade receivables may be reduced by a valuation allowance that reflects management's best estimate of uncollectible amounts. Management reviews all receivable balances that exceed thirty days from the invoice date, and based on an assessment of creditworthiness, estimates the portion, if any, of the balances that will not be collected. Based on the historical losses, the existing industry conditions, and the financial stability of its customers, management estimates the amount needed for an allowance for doubtful accounts.

Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Property and Equipment

Property and equipment are stated at cost. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to expense currently. Depreciation and amortization are provided using the straight-line and accelerated methods for financial reporting purposes and are applied over the estimated lives of the respective assets.

The Company reviews its property and equipment whenever events indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recorded when the sum of the future cash flows is materially less than the carrying amount of the asset. An impairment loss is measured as the amount by which the carrying amount of the asset exceeds its fair value. No impairment loss is recorded at December 31, 2004 and 2003.

Revenue Recognition

The Company charges Command Labor franchises a one time set-up fee of $5,000 for software licensing. Software license revenue is recognized at time of billing. The Company also receives monthly lease revenue from Command Labor franchises for the use of its software.

(Continued)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Income Taxes

The Company has elected by unanimous consent of its shareholders to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, no provision or liability for federal income taxes is reflected in the accompanying financial statements. Instead, the shareholders are liable for individual federal income taxes on their respective share of the Company's taxable income.

--------------------------------------------------------------------------------
NOTE 2 - property and equipment
--------------------------------------------------------------------------------

Property and equipment consisted of following at December 31:

                                                       2004              2003
                                                    --------          ----------
Equipment                                           $ 16,618          $       --
                                                    --------          ----------
Software                                               4,962                  --
                                                    --------          ----------
                                                      21,580                  --
Accumulated depreciation                              (4,090)                 --
                                                    --------          ----------
                                                    $ 17,490          $       --
                                                    ========          ==========

Depreciation expense for the years ended December 31, 2004 and 2003 was $4,662 and $0.

--------------------------------------------------------------------------------
NOTE 3 - long-term debt
--------------------------------------------------------------------------------

Long-term debt consisted of the following at December 31:

                                                             2004        2003
                                                          ---------    ---------
   Command Staffing LLC, note payable at 6% interest,
     due December 31, 2005                                $  99,000    $      --
   Former shareholder settlement, due in 2006               400,000           --
                                                          ---------    ---------
                                                            499,000           --
     Less current maturities                               (365,666)          --
                                                          ---------    ---------

                                                          $ 133,334    $      --
                                                          =========    =========

Future minimum principal payments are as follows:

Years Ending December 31                             Amount
------------------------                           ---------
        2005                                       $ 365,666
        2006                                         133,334
        2007                                              --
        2008                                              --
        2009                                              --
        Thereafter                                        --
                                                   ---------
                                                   $ 499,000
                                                   =========

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 4 - SOFTWARE DEVELOPMENT COSTS
--------------------------------------------------------------------------------

Capitalized computer software costs consisted of the following at December 31:

                                                            2004        2003
                                                          --------   ----------

   Software development costs                             $400,000   $       --
   Accumulated amortization                                     --           --
                                                          --------   ----------

                                                          $400,000   $       --
                                                          ========   ==========

There was no amortization expense for the year ended December 31, 2004.

On December 10, 2004, the Company signed an agreement to compensate a former shareholder $400,000 for the release of Labor Command Software source code and license. Upon signing the agreement, the Company has full license rights to Labor Command Software. The Company has capitalized the related settlement/license costs and will begin to amortize these costs on a straight-line method over a three year period beginning January 1, 2005.

--------------------------------------------------------------------------------
NOTE 5 - RELATED PARTIES
--------------------------------------------------------------------------------

The Company's major shareholders also control several Command Labor franchises and Command Staffing, LLC. The major shareholders are in position to, and in the future may, influence the net income of the Company. The major shareholders also have the ability and intent to finance necessary capital and operating cash needs. Through September 30, 2005, the Company borrowed an additional $280,889 from Command Staffing, LLC and received additional capital from shareholders of $207,333 to finance operations.

The following is a summary of transactions and balances with related and affiliated parties through common ownership for the years ended December 31:

                                                              2004        2003
                                                            --------    --------
Balances with:
    Accounts receivable, net of allowance                   $  2,717    $  5,990
    Accounts payable                                          16,308       5,842
    Notes payable                                             99,000          --

Transactions with:
    Sales revenue (programming and software license)        $130,660    $132,670

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE 6 - subsequent event
--------------------------------------------------------------------------------

On October 7, 2005, the Company entered into a nonbinding Letter of Intent to sell all assets and liabilities of Harborview Software, Inc. to Temporary Financial Services, Inc. in exchange for shares on common stock in Temporary Financial Services, Inc.

Item 9.01.4 Unaudited balance sheet of Harborview Software, Inc. as of September 30, 2005, and the related statements of income and cash flows for the nine months then ended.

                                                  Unaudited Financial Statements
                                                              September 30, 2005

                            HARBORVIEW SOFTWARE, INC.

Balance Sheet                                                                1
Statement of Operations                                                      2
Statement of Cash Flows                                                      3
Notes to Unaudited Financial Statements                                      4

HARBORVIEW SOFTWARE, INC.
Balance Sheet (Unaudited)
--------------------------------------------------------------------------------

                                                                               September 30,
Assets                                                                             2005
                                                                              --------------
CURRENT ASSETS:
     Cash                                                                     $          728
     Trade receivables, net of allowance for doubtful accounts of $11,000             75,551
                                                                              --------------

            Total current assets                                                      76,279
                                                                              --------------

PROPERTY AND EQUIPMENT, net of accumulated depreciation                               14,398
                                                                              --------------

OTHER ASSETS
     Software development costs, net of accumulated amortization                     300,000
                                                                              --------------

                                                                              $      390,677
                                                                              ==============

Liabilities and Stockholders' Equity

CURRENT LIABILITIES:
     Current maturities of long-term debt                                     $      523,898
     Accounts payable                                                                128,124
                                                                              --------------

         Total current liabilities                                                   652,022
                                                                              --------------

STOCKHOLDERS' EQUITY:
     Common Stock
         Class A, voting, no par value; authorized 75,000 shares;
            issued and outstanding 1,500 shares                                        5,000
         Additional paid-in capital                                                  279,743
         Retained earnings (deficit)                                                (546,088)
                                                                              --------------
            Total stockholders' equity                                              (261,345)
                                                                              --------------

                                                                              $      390,677
                                                                              ==============

See Notes to Unaudited Financial Satements
--------------------------------------------------------------------------------

HARBORVIEW SOFTWARE, INC.
Statement of Operations (Unaudited)
--------------------------------------------------------------------------------

                                                               Nine Months Ended
                                                              September 30, 2005
                                                              -----------------
REVENUE:
     Programming revenue                                      $         121,017
     Software license revenue                                            95,000
                                                              -----------------
        Total revenues                                                  216,017
                                                              -----------------

OPERATING EXPENSES:
     Legal and professional                                             160,311
     Maintenance                                                        169,500
     Salaries and employee benefits                                     167,386
     General and administrative                                         133,336
                                                              -----------------
                                                                        630,533
                                                              -----------------

NET LOSS                                                      $        (414,516)
                                                              =================

See Notes to Unaudited Financial Satements
--------------------------------------------------------------------------------

HARBORVIEW SOFTWARE, INC.
Statement of Cash Flows (Unaudited)
--------------------------------------------------------------------------------

                                                              Nine Months Ended
Increase (Decrease) in Cash                                   September 30, 2005
                                                              -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net (loss)                                                $        (414,516)
    Charges and credits to net income not affecting cash
      Depreciation                                                        5,787
      Amortization of capitalized software costs                        100,000
      Allowance for doubtful accounts                                     5,000
    Changes in assets and liabilities
      Trade receivables                                                 (78,134)
      Prepaid expenses                                                   75,000
      Accounts payable                                                   77,258
                                                              -----------------
        Total adjustments                                               184,911
                                                              -----------------
        Net cash used in operating activities                          (229,605)
                                                              -----------------

INVESTING ACTIVITIES:
      Purchase of property and equipment                                 (2,695)
                                                              -----------------
        Net cash used in investing activities                            (2,695)
                                                              -----------------

FINANCING ACTIVITIES:
      Payments on long-term debt                                       (266,667)
      Proceeds from issuance of long-term debt                          291,565
      Contributed capital                                               207,333
                                                              -----------------
        Net cash provided by financing activities                       232,231
                                                              -----------------

NET INCREASE (DECREASE) IN CASH                                             (69)
CASH, BEGINNING OF PERIOD                                                   797
                                                              -----------------
CASH, END OF PERIOD                                           $             728
                                                              =================

See Notes to Unaudited Financial Satements
--------------------------------------------------------------------------------

Notes to Unaudited Financial Statements

Note 1 The unaudited financial statements of Harborview Software, Inc. (the "Company") as of September 30, 2005 and for the nine months then ended omit substantially all footnote disclosures. The unaudited financial statements should be read with the audited financial statements of Harborview Software, Inc. as of December 31, 2004 and 2003 and for the years then ended, appearing elsewhere in this report.

Note 2 The accompanying unaudited financial statements have been prepared in conformity with generally accepted accounting principles in the United States and reflect all normal recurring adjustments which, in the opinion of management of the Company are necessary for a fair presentation of the results for the periods presented. The results of operations for the period presented period are not necessarily indicative of the results expected for the full fiscal year or for any future period.

Item 9.01.5 Pro forma balance sheet of Temporary Financial Services, Inc. as of September 30, 2005, reflecting the acquisitions of the assets of Command Staffing, LLC and Harborview Software, Inc.

The following unaudited pro forma consolidated balance sheet at September 30, 2005 gives effect to the acquisition of Command Staffing LLC ("Command") and Harborview Software, Inc. ("Harborview") by Temporary Financial Services, Inc.
(TPFS), which was effective November 9, 2005. TPFS subsequently changed its name to Command Center, Inc. The pro forma consolidated balance sheet is presented as if the acquisition had occurred at September 30, 2005. TPFS issued 6,554,513 shares of its Common Stock, 3,745,493 to the members of Command and 2,809,120 to the shareholders of Harborview in exchange for the operating assets of Command and Harborview. This transaction was accounted for as a recapitalization (the "Transaction").

The pro forma adjustments and the resulting unaudited pro forma balance sheet have been prepared based upon available information and certain assumptions and estimates deemed appropriate by TPFS. Management believes that the pro forma adjustments and the underlying assumptions and estimates reasonably present the significant effects of the Transaction and that any subsequent changes in the underlying assumptions and estimates will not materially affect the unaudited pro forma balance sheet presented herein. The unaudited pro forma balance sheet does not purport to project the financial position or results of operations for any future date or period. Furthermore, the unaudited pro forma balance sheet does not reflect changes that may occur as the result of post-Transaction activities.

                [The rest of this page intentionally left blank]

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Temporary Financial Services, Inc.
Balance Sheet
--------------------------------------------------------------------------------------------------------------------------------

                                                          Pro Forma                       TFS          Command       Harborview
                                                        September 30,   Reclass &    September 30,  September 30,   September 30,
Assets                                                       2005      Eliminations       2005           2005           2005
                                                         ------------   -----------   ------------   ------------   ------------
CURRENT ASSETS:
  Cash and cash equivalents                              $    715,713                 $    714,826   $        159   $        728
  Accounts receivable, net of allowance for bad debts          84,811                                       9,260         75,551
  Accounts receivable - affiliates                            186,640                           --        186,640             --
  Accrued interest receivable                                  10,000                       10,000             --             --
  Note receivable - affiliates                                     --       (390,565)           --        390,565             --
  Loans receivable, net of allowance                          709,818                      409,586        300,232             --
  Deposits                                                      1,500                                       1,500             --
                                                         ------------                 ------------   ------------   ------------
      Total current assets                                  1,708,482                    1,134,412        888,356         76,279
                                                         ------------                 ------------   ------------   ------------

PROPERTY AND EQUIPMENT, net                                   229,868                           --        215,470         14,398
                                                         ------------                 ------------   ------------   ------------

LONG TERM ASSETS:
   Loans receivable, non-current                              117,500                      117,500             --             --
                                                         ------------                 ------------   ------------   ------------

OTHER ASSETS:
  Software development costs, net                             300,000                           --             --        300,000
  Investment in securities                                    404,000                      404,000             --             --
                                                         ------------                 ------------   ------------   ------------
    Total other assets                                        704,000                      404,000             --        300,000
                                                         ------------                 ------------   ------------   ------------

                                                         $  2,759,850                 $  1,655,912   $  1,103,826   $    390,677
                                                         ============                 ============   ============   ============

Liabilities and Stockholders' Equity

CURRENT LIABILITIES:
  Current maturities of long-term debt                   $    133,333        390,565  $         --   $         --   $    523,898
  Accounts payable                                            309,529                          352        181,053        128,124
  Accounts payable - affiliates                                 8,750                           --          8,750
                                                         ------------                 ------------   ------------   ------------
    Total current liabilities                                 451,612                          352        189,803        652,022
                                                         ------------                 ------------   ------------   ------------

LONG-TERM LIABILITIES:
   Notes payable - member                                      85,000                                      85,000
                                                         ------------                 ------------   ------------   ------------
    Total Liabilities                                         536,612                          352        274,803        652,022
                                                         ------------                 ------------   ------------   ------------

STOCKHOLDERS' EQUITY:
  Common stock - 100,000,000 shares, $0.001 par value,
    authorized;10,066,013 shares issued and outstanding        10,066          1,555                        3,511          5,000
  Preferred stock - 5,000,000 shares, $0.001 par value,
    authorized; none issued                                        --                           --             --             --
  Member's contribution                                            --       (613,000)                     613,000
  Additional paid-in capital                                2,543,237        578,485     1,685,009                       279,743
  Retained earnings (deficit)                                (330,065)        32,960       (32,960)       216,023       (546,088)
                                                         ------------                 ------------   ------------   ------------
    Total stockholders' equity                              2,223,238                    1,655,560        829,023       (261,345)
                                                         ------------                 ------------   ------------   ------------

                                                         $  2,759,850             --  $  1,655,912   $  1,103,826   $    390,677
                                                         ============                 ============   ============   ============

See Notes to Pro Forma Financial Statements
--------------------------------------------------------------------------------------------------------------------------------

                          NOTES TO UNAUDITED PRO FORMA
                                  BALANCE SHEET

1. BASIS OF PRESENTATION

The unaudited pro forma balance sheet is presented assuming the Transaction occurred September 30, 2005. The unaudited pro forma balance sheet is based on the historical financial statements of Command and Harborview which are included elsewhere in this filing and should be read in conjunction with those financial statements and notes thereto. The unaudited pro forma balance sheet may not necessarily be indicative of future results.

2. PRO FORMA CONSOLIDATED BALANCE SHEET

The reclassifications and eliminations to the unaudited pro forma balance sheet reflect the following:

      o     Elimination of inter-company advances.

      o Reclassification of capital stock and member contributions as additional paid-in-capital.

      o     Adjustment to maintain accounting acquiror's retained deficit

After the Transaction, there will be 10,066,013 shares of TPFS common stock issued and outstanding, of which TPFS's prior stockholders will hold 3,511,400.

Command Staffing, LLC is a franchise company offering temporary labor franchises to entrepreneurs. Harborview Software, Inc. is a software company that developed and provides temporary labor software to Command franchisees. Following the completion of the Command and Harborview acquisitions, TPFS changed its name to Command Center, Inc. (Command Center). Command Center intends to acquire and develop additional company owned temporary staffing stores. Command Center is currently performing due diligence and documentation on the acquisition of approximately 70 franchised temporary staffing stores. If completed as outlined in the acquisition agreement, Command Center will issue an additional 13,198,512 shares of Common Stock to the owners of the franchises and the temporary staffing stores will